Exhibit 32.1

SECTION 906 CERTIFICATION - CEO

In connection with the Annual Report of Plains Exploration & Production Company (the ”Company”) on Form 10-K/A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James C. Flores, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

To the best of my knowledge, after reasonable investigation:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 22, 2005.

/s/ James C. Flores
James C. Flores
Chief Executive Officer